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                                                                   EXHIBIT 10.13

                               SECURED RECOURSE
                                PROMISSORY NOTE

$575,000
New York, New York                                     January 23, 1998

          FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, William A. Lynch ("Maker") hereby unconditionally promises to pay to Eagle Family Foods, Inc., a Delaware corporation ("Eagle"), having an address at 220 White Plains Road, Tarrytown, NY 10591, at such address or at such other place as may be designated in writing by the holder of this Note, or its assigns, the principal sum of five hundred seventy-five thousand dollars and no cents on January 23, 2003 (the "Maturity Date"). The undersigned also agrees to pay interest on the unpaid principal amount of this Note at said office in like money on the Maturity Date. Interest shall accrue from the date hereof during each semi-annual interest period ending on January 15 and July 15 of each year up to and including the Maturity Date at a rate per annum (computed on the basis of a 360-day year) equal to one-half of one percent (0.5%) above the Applicable Rate for such interest period. In addition, all accrued but unpaid interest on this Note shall compound on a semi-annual basis on each January 15 and July 15. As used herein, the term "Applicable Rate" shall mean the rate of interest publicly announced by The Chase Manhattan Bank as its "prime rate" on January 15 or in the case of the first semi-annual interest period on January 23 (or the business day immediately preceding such date) of each year, for each semi-annual interest period commencing on such date and on July 15 (or the business day immediately preceding such date) of each year, for each semi-annual interest period commencing on such date.

Optional prepayments, and mandatory prepayments pursuant to the third paragraph hereof, received by Eagle on or prior to the Maturity Date shall be applied first, to the payment of interest accrued and unpaid on this Note, and second to reduce the principal balance hereunder.

Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in that certain Pledge Agreement between Maker and Eagle dated as of even date herewith (the "Pledge Agreement").

Maker agrees to make mandatory prepayments as follows: an amount equal to one hundred percent (100%) of (x) all proceeds received by Maker or members of Maker's family, heirs, executors or legal representatives or trusts for the benefit of Maker or Maker's family (a "Related Transferee") from any transfer by Maker or any Related Transferee of any or all of the Shares and (y) cash dividends or other cash distributions in respect of the Shares, whether payable upon the liquidation or dissolution of the

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Company or otherwise upon receipt thereof by Maker or any Related Transferee, as the case may be.

Maker may prepay this Note in whole or from time to time in part, without premium or penalty.

Maker agrees that:

          (i) upon the failure to pay when due the principal balance hereunder and accrued interest thereon or any required prepayment of this Note;

          (ii)  if Maker or any Related Transferee which holds any of the Shares
(1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness; (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors; or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; or

          (iii) upon the commencement against Maker or any Related Transferee which holds any of the Shares of any involuntary proceeding of the kind described in paragraph (ii);

          (iv) upon the termination of Maker's employment with Eagle, whether such termination is voluntary or involuntary, or with or without cause;

all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

This Note is binding on Maker and Maker hereby waives presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of the holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

Maker may not set off from any amounts due under this Note any amounts due Maker from Eagle or its transferees.

The Obligations of Maker under this Note are secured by the pledge of the Shares to Eagle in accordance with the terms of the Pledge Agreement. The Maker shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Eagle to collect such deficiency.

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This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof.


                                   By:  /s/ William A. Lynch
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                                        William A. Lynch

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